SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2005

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6906

Commission File Number: 000-33065

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce that we have received the initial option payment from Minterra Resource Corp. (“Minterra”) to earn a 50% interest in our Gold View Prospect, located in the Battle Mountain – Eureka (Cortez) Trend, and in our Dun Glen Prospect, a high-grade vein target located north of Apollo Gold’s Florida Canyon Mine.  We have received US$60,000 in property payment reimbursements and 200,000 common shares of Minterra.  In order to earn the interest Minterra shall complete all future commitments required to maintain the properties in good standing and complete a CAD $2,000,000 work commitment to be expended on exploration and development over a three year period.

DUN GLEN

Plans call for the completion of the sampling and mapping program initiated in 2004 by us.  This program was designed to define additional drill targets. Earlier sampling had identified historic workings with up to 2.2 ounces of gold per ton and mapping indicated that the veins potentially had continuity that was untested by modern drilling. Drill plans and drill site permitting are being undertaken to begin drilling in the first half of 2005.

The Dun Glen prospect is the more advanced of the two properties. It is located in Pershing county, Nevada, approximately 25 miles southwest of Winnemucca, Nevada, and consists of 57 unpatented claims held under four separate leases. The Dun Glen prospect was the subject of historic gold production in the mid-1800s from small underground mines. During 2002, Newmont Exploration is reported to have undertaken a short drilling program of five reverse circulation drill holes. Four of the five holes failed to reach the target depth. One hole intersected the targeted geological sequence but did not yield significant assay results. Notwithstanding this program, surface sampling, mapping and geological interpretation suggests the prospect has the geological potential for a possible bulk tonnage gold target. The Dun Glen prospect is held under four separate leases that have underlying net smelter royalties of 3% to 4% and that require minimum annual advance royalty payments, which totaled $15,000 for 2004, plus annual Bureau of Land Management assessment payments in an amount of $7,615 (both payments which have been made).

GOLD VIEW

A review of the regional geophysical setting and previous data for the Gold View property is planned.  The target at Gold View is sediment-hosted gold (Carlin-type deposits) occurring in the Silurian Roberts Mountain Formation.  Potential high-grade gold deposits, similar to those at Cortez Hills may occur along several of the structural trends projecting into the property.   These trends occur in the regional magnetic and gravity geophysical data.  Pending this data evaluation a geophysical and surface geochemical sampling program will commence.

The Gold View claims consist of 83 unpatented claims in Eureka County, Nevada, and were staked to cover favorable geology in the vicinity of the Tonkin Springs mine of US Gold Corp. and BacTech Mining Corp., and the Red Canyon property of Miranda Resources Ltd.

Golden Patriot, Corp.

We are actively engaged in the acquisition and exploration of high priority gold properties in northern Nevada. To date our holdings total 152 claims covering 2,935 acres.  With our team of highly skilled, experienced management and geologists, we are taking steps toward development.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Conrad Clemiss

__________________________________

Conrad Clemiss

President & Director

Date:         January 19, 2005